EXHIBIT 10.1

                        SCANNER TECHNOLOGIES CORPORATION
                       2006 EXECUTIVE OFFICER COMPENSATION


     The Scanner Technologies Corporation Compensation Committee set the 2006 fiscal year base salaries for the executive officers as follows:

                                                                2006 Annual
     Executive Officer and Title                                Base Salary

     Elwin M. Beaty                                              $280,000*
         Chief Executive Officer, President
            and Chief Financial Officer


     David P. Mork                                               $180,000
         Executive Vice President


      *Includes a payment of $40,000 paid to Mr. Beaty on January 1st of each year pursuant to the terms of his employment agreement.